EXHIBIT 5.1
Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, Pennsylvania 19103-6996
April 27, 2007
AMREP Corporation
300 Alexander Park
Suite 204
Princeton, NJ 08540
Ladies and Gentlemen:
          We have acted as special counsel to AMREP Corporation, an Oklahoma corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-3 (SEC File No. 333-141861) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration by the Company of the offer and sale (a) by the Company of up to $150,000,000 aggregate public offering price of (i) shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”), (ii) senior debt securities of the Company (the “Senior Debt Securities”), (iii) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities” ), (iv) warrants to purchase Common Stock or Debt Securities of the Company (the “Warrants”) and (v) units, consisting of a combination of Common Stock, Debt Securities and/or Warrants (the “Units”) (the foregoing, collectively referred to as the “Company Securities”) and (b) by The Karabots Foundation of up to 450,000 shares of Common Stock (the “Securityholder Securities” and, together with the Company Securities, the “Securities”).
          The Senior Debt Securities are to be issued pursuant to a senior indenture and the Subordinated Debt Securities are to issued pursuant to a subordinated indenture (together, the “Indentures”) each between the Company and an indenture trustee, forms of which have been filed as exhibits to the Registration Statement.
          For the purpose of rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, each as amended through the date hereof, resolutions of the Company’s Board of Directors (the “Board”), the Registration Statement, the form of each of the Indentures (including the forms of debt securities included therein) and such other documents and corporate records of the Company and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.
          This opinion is limited to (i) the federal laws of the United States of America, (ii) the laws of the State of Oklahoma and (iii) in the case of our opinion in paragraph 1 below relating to the validity and binding nature of the Debt Securities, the laws of the State of New York. We express no opinion as to the laws of any other jurisdiction or as to the applicable choice of law rules that may affect the interpretation or enforcement of the Securities. As to any opinion based on the laws of the State of Oklahoma, we have relied, without any independent investigation of the opinions stated therein, exclusively on the opinion of Crowe & Dunlevy, dated as of April 26, 2007.

          In all cases, we have assumed the legal capacity of each natural person signing any of the documents, corporate records and certificates examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.
          We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective in accordance with the Act; (ii) a prospectus supplement to the prospectus included in the Registration Statement will have been prepared in accordance with the Act and filed with the Commission describing the Securities offered thereby and the manner of their offer and sale; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Company will have taken all necessary corporate action to authorize and approve the issuance and terms of the Company Securities; (v) at the time of any offering of any shares of Common Stock, the Company will have such number of shares of Common Stock proposed to be so offered and sold, authorized or created and available for issuance; (vi) all Securities being offered will have been duly authorized and created and, in the case of Securities convertible into, or exercisable or exchangeable for, other Securities, such other Securities will have been reserved for issuance upon such conversion, exchange or exercise; (vii) definitive Indentures or agreements with respect to the Securities as described in the Registration Statement and the applicable prospectus supplement will have been duly authorized, executed and delivered by the parties thereto and (viii) as appropriate, the Securities will have been duly executed and authenticated in accordance with the applicable Indenture or agreement.
          Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
          1. When (a) the applicable Indenture relating either to Senior Debt Securities or Subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board has taken all necessary corporate action to approve the issuance and terms of any such Debt Securities, (c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (d) any shares of Common Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (e) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legally issued and the Debt Securities will constitute valid and legally binding obligations of the Company.
          2. With respect to shares of Common Stock offered by the Company, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters and (b) certificates representing the shares of Common Stock have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, in each case such shares of Common Stock will be validly issued, fully paid and non-assessable.

          3. When (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, (b) a warrant agreement relating to the Warrants has been duly executed and delivered by the respective parties thereto, (c) the terms of any Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (d) the Warrants have been duly executed and, if required, authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement, the Warrants will be legally issued.
          4. When (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, (b) a unit agreement relating to the Units has been duly executed and delivered by the respective parties thereto, (c) the terms of any Units and of their issuance and sale have been duly established in conformity with the applicable unit agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (d) the Units have been duly executed and, if required, authenticated in accordance with the applicable unit agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement, the Units will be legally issued.
          5. With respect to Securityholder Securities, such Securityholder Securities have been validly issued, fully paid and are non-assessable.
     We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based on negligence or any violation of federal or state securities laws, (c) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally or (d) the effect of general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Drinker Biddle & Reath LLP
DRINKER BIDDLE & REATH LLP